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                                                               Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements No. 2-93079 and No. 333-42363 of GateField Corporation on Form S-8 and No. 33-12170, No. 33-36124, No. 333-08089 and No. 333-27283 on Form S-3 of our
reports dated April 8, 1998 appearing in and incorporated by reference in the Annual Report of Form 10-K of GateField Corporation for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

San Jose, California
April 14, 1998